Exhibit 10.9

Execution Version

THIRD OMNIBUS AMENDMENT

This THIRD OMNIBUS AMENDMENT, dated as of November 26, 2021 (this “Agreement”), is entered into among Pareteum Corporation, a Delaware corporation (the “Issuer”), each of the Subsidiaries of the Issuer a party hereto (each a “Guarantor”; and together with the Issuer, collectively, the “Grantors”), B.M.F. De Kroes–Brinkers ( the “First Holder”), Arjan de Nijs (the “Second Holder”), Roloro Beheer BV (the “Third Holder”), Hoving & Partners Nominees Sàrl (the “Fourth Holder”) and J. de Nijs (the “Fifth Holder”, and together with the First Holder, the Second Holder, the Third Holder and the Fourth Holder, collectively, the “Existing Holders” and individually, each an “Existing Holder”), Hoving & Partners S.A., in its capacity as administrative agent (in such capacity, the “Existing Administrative Agent”) and as collateral agent (in such capacity, the “Existing Collateral Agent”) for the Existing Holders, and Channel Ventures Group, LLC, a Delaware limited liability company (“Channel Ventures”), in its capacity as successor administrative agent (in such capacity, the “Successor Administrative Agent”) and as successor collateral agent (in such capacity, the “Successor Collateral Agent”) for the Existing Holders. Capitalized terms used in this Agreement without definition shall have the meanings provided in Article I.

PRELIMINARY STATEMENTS:

The Issuer issued the First Note and the First Warrant, each in favor of the First Holder pursuant to the First Securities Purchase Agreement; and the Issuer issued the Sixth Note in favor of the First Holder pursuant to the Second Securities Purchase Agreement.

The Issuer issued the Second Note and Second Warrant each in favor of the Second Holder, the Third Note and Third Warrant each in favor of the Third Holder, and the Fourth Note, the Fourth Warrant and the Fifth Note each in favor of the Fourth Holder, and the Seventh Note in favor of the Fifth Holder, each pursuant to the Second Securities Purchase Agreement.

The Existing Administrative Agent and the Existing Collateral Agent would like to resign in such capacities. The Existing Holders would like to accept such resignations and to appoint Channel Ventures as Successor Administrative Agent and Successor Collateral Agent. Channel Ventures would like to accept such appointments. The Existing Holders, the Existing Administrative Agent, the Existing Collateral Agent, the Successor Administrative Agent and the Successor Collateral Agent would like the Issuer and the other Grantors to acknowledge such resignations and appointments for all purposes of the Note Documents and the Intercreditor Agreement. The Grantors are willing to so acknowledge such resignations and appointments as hereinafter set forth. The Senior Agent is willing to execute this Agreement as provided below to consent to such resignations and appointments and the amendments of the Note Documents and the Intercreditor Agreement as hereinafter set forth.

Third Omnibus Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I
DEFINITIONS

1.01           Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent Party” means each of the Successor Administrative Agent and the Successor Collateral Agent.

“Agreement” is defined in the preamble.

“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.

“Claims” is defined in Section 5.02.

“Existing Administrative Agent” is defined in the preamble.

“Existing Collateral Agent” is defined in the preamble.

“Existing Notes” means collectively, the First Note, the Second Note, the Third Note, the Fourth Note, the Fifth Note, the Sixth Note and the Seventh Note.

“Fifth Holder” is defined in the preamble.

“Fifth Note” means the Senior Second Lien Secured Convertible Note due 2025, A-5, dated June 18, 2021, issued by the Issuer in favor of the Fourth Holder,

“First Holder” is defined in the preamble.

“First Note” means the Senior Second Lien Secured Convertible Note due 2025, A-1, dated February 22, 2021, issued by the Issuer in favor of the First Holder, as amended by the First Omnibus Amendment and the Second Omnibus Amendment.

“First Omnibus Amendment” means the Omnibus Amendment dated as of April 13, 2021, among the Issuer, each Guarantor party thereto, the First Holder and the Existing Collateral Agent.

“First Securities Purchase Agreement” means the Securities Purchase Agreement dated as of February 22, 2021, between the Issuer and the First Holder.

“First Warrant” means the Warrant, A-1, dated as of February 22, 2021, issued by the Issuer in favor of the First Holder.

“Fourth Holder” is defined in the preamble.

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“Fourth Note” means the Senior Second Lien Secured Convertible Note due 2025, A-4, dated June 18, 2021, issued by the Issuer in favor of the Fourth Holder,

“Fourth Warrant” the Warrant, A-4, dated as of June 18, 2021, issued by the Issuer in favor of the Fourth Holder.

“Grantors” is defined in the preamble.

“Guarantor” is defined in the preamble.

“Intercreditor Agreement” is defined in the Second Securities Purchase Agreement.

“Issuer” is defined in the preamble.

“Note Documents” is defined in the Security Agreement.

“Note Party” means collectively, each Existing Holder, the Existing Administrative Agent, the Existing Collateral Agent, the Successor Administrative Agent and the Successor Collateral Agent.

“Released Parties” is defined in Section 5.02.

“Second Omnibus Amendment” means the Second Omnibus Amendment dated as of June 18, 2021, among the Issuer, each Guarantor party thereto, the First Holder, the Second Holder, the Third Holder and the Existing Collateral Agent.

“Second Holder” is defined in the preamble.

“Second Note” means the Senior Second Lien Secured Convertible Note due 2025, A-2, dated April 13, 2021, issued by the Issuer in favor of the Second Holder, as amended by the Second Omnibus Amendment.

“Second Securities Purchase Agreement” means the Securities Purchase Agreement dated as of April 13, 2021, among the Issuer, the Second Holder, the Existing Administrative Agent and the Existing Collateral Agent, as supplemented by the Joinder Agreement dated as of April 15, 2021, among the Issuer, the Third Holder, the Existing Administrative Agent and the Existing Collateral Agent, the Joinder Agreement dated as of June 18, 2021, among the Issuer, the First Holder, the Existing Administrative Agent and the Existing Collateral Agent, the Joinder Agreement dated as of June 18, 2021, among the Issuer, the Fourth Holder, JFG Capital BV, the Existing Administrative Agent and the Existing Collateral Agent, and the Joinder Agreement dated as of August 13, 2021, among the Issuer, the Fifth Holder and the Successor Administrative Agent, and as amended by the Second Omnibus Amendment.

“Second Warrant” means the Warrant, A-2, dated as of April 13, 2021, issued by the Issuer in favor of the Second Holder.

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“Security Agreement” means the Security Agreement dated as of February 22, 2021, among the Issuer, the other Grantors and the First Holder, as initial collateral agent, as amended by the First Omnibus Amendment.

“Senior Agent” is defined in the Intercreditor Agreement.

“Seventh Note” means the Senior Second Lien Secured Convertible Note due 2025, A-7, dated August 13, 2021, issued by the Issuer in favor of the Fifth Holder.

“Sixth Note” means the Senior Second Lien Secured Convertible Note due 2025, A-6, dated June 18, 2021, issued by the Issuer in favor of the First Holder.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of February 22, 2021, by each Guarantor in favor of the First Holder, as initial collateral agent, as amended by the First Omnibus Amendment.

“Successor Administrative Agent” is defined in the preamble.

“Successor Collateral Agent” is defined in the preamble.

“Third Holder” is defined in the preamble.

“Third Note” means the Senior Second Lien Secured Convertible Note due 2025, A-3, dated April 15, 2021, issued by the Issuer in favor of the Third Holder, as amended by the Second Omnibus Amendment.

“Third Warrant” means the Warrant, A-3, dated as of April 15, 2021, issued by the Issuer in favor of the Third Holder.

“Transactions” is defined in Section 5.02.

1.02           Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Second Securities Purchase Agreement or in any Convertible Note referred to therein.

ARTICLE II
AMENDMENTS

2.01           Resignations. Effective as of the Agreement Effective Date, the Existing Administrative Agent and the Existing Collateral Agent hereby resign in such capacities and each Existing Holder hereby accepts such resignations.

2.02           Appointments. Effective as of the Agreement Effective Date, each Existing Holder hereby appoints Channel Ventures as Successor Administrative Agent and Successor Collateral Agent for all purposes of the Note Documents and the Intercreditor Agreement. Channel Ventures hereby accepts such appointments and agrees to be bound by the Note Documents and the Intercreditor Agreement in such capacities.

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2.03           Intercreditor Agreement Amendments. Effective as of the Agreement Effective Date, the Intercreditor Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline attached as Exhibit A hereto.

2.04           Convertible Notes Amendment. Effective as of the Agreement Effective Date, Section 22(H) of each Convertible Note and the form of Convertible Note attached to the Second Securities Purchase Agreement shall be amended to read as follows:

(H)           Reimbursement by Holder and Other Holders. To the extent that the Company for any reason fails to indefeasibly pay any costs or expenses of the Agent (or any sub-agent thereof) or any Related Party of the Agent (or any sub-agent thereof) pursuant to Section 5.02 of the Third Omnibus Amendment dated as of November 26, 2021, among the Company, the Agent and the other parties thereto, the Holder hereby agrees, jointly and severally with each Other Holder, to pay to the Agent (or any such sub-agent) or such Related Party of the Agent (or any sub-agent thereof), as the case may be, such unpaid amount

2.05           Grantor Acknowledgement. (a) Each Grantor (i) consents and agrees to the terms of this Agreement and each Note Document and the Intercreditor Agreement, as amended and otherwise modified by this Agreement, and (ii) confirms and agrees that each Note Document to which it is a party, is, and shall continue to be, in full force and effect.

(b)           On and after the Agreement Effective Date, (i) each reference in a Note Document to “hereunder”, “hereof” or words of like import shall mean and be a reference to such Note Document as amended and otherwise modified by this Agreement, (ii) each reference in a Note Document to the Administrative Agent shall mean and be a reference to the Successor Administrative Agent, (iii) each reference in a Note Document to the Collateral Agent shall mean and be a reference to the Successor Collateral Agent, and (iv) each reference in the Intercreditor Agreement to the Subordinated Agent shall mean and be a reference to the Successor Collateral Agent.

(c)           Each Grantor (and the Existing Collateral Agent) hereby confirms the authorization of the Successor Collateral Agent pursuant to Section 4.1(b) of the Security Agreement to file an amendment to each financing statement naming such Grantor as debtor and the Existing Collateral Agent as secured party to change the name and address of the secured party thereunder to the name and address of the Successor Collateral Agent.

2.06           Senior Agent Acknowledgement. The Senior Agent has executed this Agreement solely for the purpose of acknowledging and consenting to the modifications to the Note Documents and the Intercreditor Agreement contemplated by this Agreement (and for the purposes provided in Section 2.07).

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2.07           Other Acknowledgments. Each party to this Agreement acknowledges that Events of Default have occurred and are continuing as of the date hereof under the First Lien Documents and no waiver or agreement to forbear from exercising any remedies under the First Lien Documents have been agreed by the parties thereunder. Nothing in this Agreement shall effect any such waiver or forbearance.

ARTICLE III
CONDITIONS PRECEDENT

3.01           Conditions of Effectiveness. This Agreement shall become effective when, and only when, each of the following conditions shall have been satisfied:

(a)           Delivery. The Successor Administrative Agent shall have received counterparts of this Agreement executed by each Grantor, the Existing Administrative Agent, the Existing Collateral Agent, each Existing Holder, each New Holder and the Senior Agent; and

(b)           Representations and Warranties. The representations and warranties of each Grantor contained in Article IV should be true and correct in all material respects.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Existing Holders to enter into this Agreement, each Grantor, hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:

4.01           Due Authorization; No Conflict. The execution and delivery by each Grantor of this Agreement and the performance by such Grantor of this Agreement and each Note Document to which such Grantor is a party, as amended and otherwise modified by this Agreement, have been duly authorized by all necessary corporate or other organizational action of such Grantor, and do not and will not: (a) contravene the terms of such Grantor’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any contractual obligation to which such Grantor is a party (other than the Security Agreement) or affecting such Grantor or any properties of such Grantor or (ii) any order, injunction, writ or decree of any governmental entity or any arbitral award to which such Grantor or any of their property is subject; or (c) violate any applicable law to which such Grantor or any of their property is subject.

4.02           Enforceability. Each of this Agreement and each Note Document to which any Grantor is a party, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

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ARTICLE V
MISCELLANEOUS

5.01           Effect of Agreement. Each Note Document, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.02           Expenses; Indemnity; Damage Waiver. Without limiting any of the rights of the Agent Parties under the Note Documents (including without limitation, under Section 22 of each of the Convertible Notes), the parties hereto agree as follows:

(a)           The Grantors shall pay (i) all reasonable, documented out-of-pocket expenses incurred by each of the Agent Parties (limited, in the case of counsel, to the reasonable fees, charges and disbursements of one primary counsel and one additional local counsel in each applicable jurisdiction for the Agent Parties) in connection with the preparation and administration of this Agreement and the other Note Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Agent Parties and all reasonable, documented out-of-pocket expenses incurred by advisors and other professionals hired by the Agent Parties (limited, in the case of counsel, to the fees, charges and disbursements of one primary counsel and one additional local counsel in each applicable jurisdiction for the Agent Parties) in connection with the enforcement or protection of their rights in connection with this Agreement and any other Note Document, including their rights under this Section, or in connection with the Convertible Notes, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Convertible Notes and (iii) all reasonable, documented out-of-pocket costs and expenses incurred by each of the Agent Parties in connection with each of the Agent Parties’ service as Successor Administrative Agent or Successor Collateral Agent.

(b)           The Grantors shall indemnify each of the Agent Parties and each of their affiliates, directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) each of the Agent Parties’ service as Successor Administrative Agent or Successor Collateral Agent or the execution of any document in any such capacity or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and no appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

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(c)           To the extent that any Grantor fails to pay any amount required to be paid by it to any of the Agent Parties (or any sub-agent thereof or any other Indemnitee) under paragraph (a) or (b) of this Section, each Existing Holder severally agrees to pay to the Agent Parties (or any other Indemnitee), as the case may be, such Existing Holder’s pro rata portion based on the then outstanding amount under each Convertible Note held by each Existing Holder (it being understood that a Grantor’s failure to pay any such amount shall not relieve such Grantor of any default in the payment thereof).

(d)           To the extent permitted by applicable law, no Existing Holder shall assert, and each Existing Holder hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Note Document, or any agreement or instrument contemplated hereby or thereby, any Convertible Note or the use of the proceeds thereof.

(e)           Each Existing Holder agrees not to transfer any not to transfer any Convertible Note or interest therein unless the transferee agrees to be bound by the provisions of this Section 5.02 as if it were an Existing Holder.

(f)          All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

5.03           Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.04           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.05           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARETEUM CORPORATION, as a Grantor

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

PARETEUM NORTH AMERICA CORP., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

DEVICESCAPE HOLDINGS, INC., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

IPASS INC., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

IPASS IP LLC, as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

PARETEUM EUROPE B.V., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

Signature Page
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FIRST Holder:

/s/ B.M.F. de Kroes-Brinkers
B.M.F. de Kroes-Brinkers

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Second Holder:

/s/ Arjan de Nijs
Arjan de Nijs

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THIRD HOLDER:

Roloro beheer bv

By:	/s/ H.U. d Boog
Name:	H.U. d Boog
Title:	Owner

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FOURTH Holder:

HOVING & Partners nominees sÀrl

By:	/s/ Patrick Raslot
Name:	Patrick Raslot
Title:	Manager

By:	/s/ M.J. Walpam
Name:	M.J. Walpam
Title:	Hoving Partners SA shareholder of Nominees Sarl

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FIFTH Holder

/s/ J. de Jinjs
J. de Nijs

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HOVING & PARTNERS S.A., as Existing Administrative Agent and Existing Collateral Agent

By:	/s/ M van Woll Polthe
Name:	M van Woll Polthe
Title:	Director

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Channel Ventures Group, LLC,
a Delaware limited liability company

by its sole Member, Channel Beheer Management B.V.,
a Dutch private limited liability company

by its Statutory Director, Maring Management B.V.,
a Dutch private limited liability company

By:	/s/ Markwin Maring
Name:	Markwin Maring
Title:	Statutory Director

Signature Page

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high trail investments sa llc,
as Senior Agent

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Authorized Signatory

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Exhibit A

Intercreditor Agreement Amendments

[See attached]

Exhibit A

Conformed to reflect amendments pursuant to

Amendment No. 1 to Intercreditor Agreement dated as of April 13, 2021 referred to below and the Third Omnibus Amendment dated as of November 26, 2021 referred to below

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of ~~[_____]~~February 22, 2021, as amended by Amendment No. 1 to Intercreditor Agreement dated as of April 13, 2021, and Third Omnibus Amendment dated as of November 26, 2021 (as so amended, this “Agreement”), ~~is~~each entered into by and among Pareteum Corporation, a Delaware corporation (the “Issuer”), ~~[_____], a [_____]~~Channel Ventures Group, LLC, in its capacity as collateral agent for the Subordinated Parties (as such term is hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Subordinated Agent”) (and successor to each of B.M.F De Kroes-Brinkers in such capacity and Hoving & Partners S.A., in such capacity), and High Trail Investments SA LLC, a Delaware limited liability company, in its capacity as collateral agent for the Senior Parties (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Senior Agent”).

R E C I T A L S

WHEREAS, the Issuer has issued that certain Senior Secured Convertible Note due 2025, dated as of June 8, 2020 (as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time, the “Existing Senior Note”) to the Holders (as defined in the Existing Senior Note) (the “Existing Senior Holders”).

WHEREAS, the Issuer may from time to time issue additional Senior Secured Convertible Notes due 2025 (as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time, the “Incremental Senior Notes”, and together with the Existing Senior Note, collectively, the “Senior Notes”) to the Holders (as defined in the Senior Notes) (the “Incremental Senior Holders”, and together with the Existing Senior Holders, collectively, the “Senior Holders”) pursuant to that certain Securities Purchase Agreement dated as of June 8, 2020, as amended by the Omnibus Amendment (as defined below), each among the Issuer, the Existing Senior Holder and the Senior Agent, as supplemented from time to time by each joinder agreement thereto among the Issuer, the Senior Holder party thereto and the Senior Agent, and as the same may be further amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time.

WHEREAS, the Issuer and certain subsidiaries of the Issuer have granted the Senior Agent, as collateral security for the payment and performance of the Obligations (as defined in the Senior Security Agreement) owed to the Senior Holders under the Senior Documents, first priority liens over the Collateral pursuant to that certain Security Agreement, dated as June 8, 2020, among the Issuer, the subsidiaries of the Issuer party thereto and the Senior Agent ~~(~~, as amended by the Omnibus Amendment (as amended, the “Senior Security Agreement”).

WHEREAS, the Issuer has issued that certain Senior Second Lien Secured Convertible Note due 2025, dated as of ~~[_____]~~February 22, 2021 (as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time, the “Existing Subordinated Note”) to the Holders (as defined in the Existing Subordinated Note) (the “Existing Subordinated Holders”).

WHEREAS, the Issuer may from time to time issue additional Senior Second Lien Secured Convertible Notes due 2025 (as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time, together with the Existing Subordinated Note, collectively, the “Subordinated Notes”) pursuant to that certain Securities Purchase Agreement dated as of April 13, 2021, as amended by the Second Omnibus Amendment dated as of June 18, 2021, and the Third Omnibus Amendment dated as of November 26, 2021, each among the Issuer, the Holders (as therein defined) party thereto (together with the Existing Subordinated Holders, collectively, the “Subordinated Holders”) and the Subordinated Agent, as supplemented from time to time by each joinder agreement thereto among the Issuer, the Subordinated Holder party thereto and the Subordinated Agent, and as the same may be further amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time.

WHEREAS, the Issuer and certain subsidiaries of the Issuer have granted the Subordinated Agent, as collateral security for the payment and performance of the Obligations (as defined in the Subordinated Security Agreement) owed to the Subordinated Holders under the Subordinated Documents, second priority liens over the Collateral pursuant to that certain Security Agreement, dated as ~~[_____]~~February 22, 2021, as amended by the Omnibus Amendment dated as of April 13, 2021, and the Third Omnibus Amendment referred to above, each among the Issuer, the subsidiaries of the Issuer party thereto and the Subordinated Agent (as so amended and as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time, the “Subordinated Security Agreement”).

WHEREAS, the Issuer and the Senior Agent have entered into that certain letter agreement re: Pareteum Corporation Financing, dated as of ~~the date hereof (~~ February 22, 2021, as amended by Amendment No. 1 to Intercreditor Agreement dated as of April 13, 2021, and as supplemented by the Third Omnibus Amendment referred to above (as so amended and supplemented and as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced, renewed, extended or otherwise modified from time to time, the “Senior Consent”), pursuant to which the Senior Agent agreed, subject to the terms and conditions set forth in the Senior Consent, to consent to the issuance of the Subordinated ~~Note~~Notes, the execution of the Subordinated Documents and granting liens on the Collateral in favor of the Subordinated Agent, which consent is required by the terms of the Senior Documents.

WHEREAS, as an inducement to and as one of the conditions precedent to the agreement of the Senior Agent and the other Senior Parties (as hereinafter defined) to consummate the transactions contemplated by the Senior Consent and to permit the Issuer to issue the Subordinated ~~Note~~Notes, execute the Subordinated Documents and grant the liens on the Collateral in favor of the Subordinated Parties (as hereinafter defined), the Senior Agent and Senior Parties have required the execution and delivery of this Agreement by the Subordinated Agent and the Issuer in order to subordinate the Subordinated Indebtedness (as hereinafter defined), on the terms and provisions set forth herein, to the Senior Indebtedness (as hereinafter defined), and to provide for the additional agreements set forth herein.

NOW, THEREFORE, in order to induce the Senior Parties to consummate the transactions contemplated by the Senior Consent, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.           Definitions; Use of Certain Terms.

2.           1.1 Definitions. The following terms shall have the following meanings in this Agreement:

“Agreement” has the meaning assigned to such term in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Cash Collateral” has the meaning assigned to such term in Section 2.3(d).

“Collateral” means, at any time, all of the assets and property of the Issuer or any subsidiary of the Issuer, whether real, personal or mixed, in which any Senior Party holds, purports to hold or are required to hold, a security interest at such time, including without limitation any such assets and property subject to the Senior Security Agreement.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, adjustment of debt, moratorium, rearrangement, compromise, receivership, winding-up, plan of arrangement, insolvency, dissolution, reorganization, or similar debtor relief laws (whether federal, provincial, foreign or otherwise) of the United States of America and any other applicable jurisdictions from time to time in effect.

“Discharge of Senior Obligations” means the indefeasible payment in full of all of the Senior Indebtedness.

“DIP Financing” has the meaning assigned to such term in Section 2.3(d).

“Distribution” means, with respect to any indebtedness, guarantee, obligation, liability or security, (a) any payment or distribution by any Person of cash, debt, equity or other securities or other property or assets, by set-off, offset, recoupment or otherwise, on account of such indebtedness, guarantee, obligation, liability or security (including, without limitation, any adequate protection payments, backstop fees, reimbursement of fees and expenses and indemnities), (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness, guarantee, obligation, liability or security in or upon any property of any Person, in the case of each of the foregoing clauses (a), (b) and (c), including but not limited to any such payment, distribution, redemption, purchase or other acquisition, and granting of Lien or security interest in connection with a Proceeding.

“Enforcement Action” means (a) to take, accept or receive from or for the account of the Issuer, in each case, by set-off, offset, recoupment or otherwise, the whole or any part of any money, amount or other obligation of any kind whatsoever which may now or hereafter be due or owing by the Issuer with respect to the Subordinated Indebtedness, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding, including, without limitation, any Proceeding, against the Issuer (i) to enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) to commence judicial enforcement of any of the rights or remedies under the Subordinated Documents or applicable law against the Issuer with respect to the Subordinated Indebtedness or any portion thereof, (c) to exercise any put option with respect to the Issuer or to cause the Issuer to honor any redemption or prepayment obligation under any Subordinated Document, (d) (i) to exercise or seek to exercise any rights or remedies against the Issuer with respect to the Subordinated Indebtedness or any portion thereof, (ii) to commence or prosecute the enforcement of any of the rights and remedies against the Issuer under the Subordinated Documents or applicable law or (iii) to exercise or seek to exercise any rights or remedies against the Issuer with respect to the Subordinated Indebtedness or any portion thereof or to commence or prosecute the enforcement of any of the rights and remedies against the Issuer under the Subordinated Documents or applicable law (in each case, including, without limitation, the exercise any rights or remedies of a secured creditor under the UCC or in a Proceeding with respect to the Issuer, or (f) without limiting the foregoing, to take any action under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon (whether judicially or non-judicially), take possession of or sell any Collateral or any other property or assets of the Issuer or otherwise exercise any remedies against such Collateral or other property or assets, including, without limitation, the giving of any notices of foreclosure, any notices of collection to account debtors or notices under any deposit or securities account control agreement or the acceptance of Subordinated Debt Collateral in satisfaction of any indebtedness, guarantee, liability or obligation of the Issuer; provided, however, that “Enforcement Action” shall not include any of the following in and of itself: (x) sending or delivering to a notice of default regarding the Subordinated Indebtedness, or (y) the accrual (but not the payment) of interest at a default rate to the extent permitted by the Subordinated Documents.

“Grantors” has the meaning assigned to such term in the Senior Security Agreement.

“Incremental Senior Holders” has the meaning assigned to such term in the preamble.

“Incremental Senior Notes” has the meaning assigned to such term in the preamble.

“Issuer” has the meaning assigned to such term in the preamble.

“Lien” means any lien (including, without limitation judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Omnibus Amendment” means that certain Omnibus Amendment dated as of November 26, 2021, among the Issuer, each of the Subsidiaries (as defined therein) of the Issuer a party thereto, the Existing Senior Holders, and the Senior Agent.

“Permitted Subordinated Debt Payments” means, so long as no Senior Debt Default has occurred and is continuing (a) regularly scheduled payments of cash interest on the Subordinated Indebtedness due and payable on a non-accelerated basis in accordance with the terms of the Subordinated ~~Note~~Notes as in effect on the date hereof or as modified in accordance with the terms of this Agreement, and (b) reasonable and documented out-of-pocket costs and expenses owing by the Issuer in accordance with the Subordinated ~~Note~~Notes as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Collateral” has the meaning assigned to such term in Section 3.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Documents continue to accrue after the commencement of any Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or any other Debtor Relief Law or in any such Proceeding.

“Proceeding” means, with respect to any Person, any (a) voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, adjustment, readjustment, composition, dissolution, reorganization, winding up, compromise, arrangement, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or other similar proceeding of or against such Person or its property or its creditors as such, (b) appointment of a custodian, receiver, conservator, administrator, trustee, liquidator or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of such Person, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of such Person or (d) marshalling of the assets of such Person, in the case of each of the foregoing clauses (a) through (d), including but not limited to any such proceeding or other action under any Debtor Relief Law.

“Recovery” has the meaning assigned to such term in Section 2.3(g).

“Security Documents” has the meaning assigned to such term in the Senior Security Agreement.

“Security Purchase Agreement” means that certain Security Purchase Agreement, dated as of June 8, 2020, between the Issuer and the Senior Agent, as amended by the Omnibus Amendment.

“Senior Agent” has the meaning assigned to such term in the preamble.

“Senior Agent Notice” means a written notice from the Senior Agent to the Subordinated Agent of the occurrence of a Senior Debt Default.

“Senior Consent” has the meaning assigned to such term in the recitals.

“Senior Debt Collateral” means all of the assets and property of the Issuer or any other Person with respect to which a Lien is granted, or purported to be granted, as security for any Senior Indebtedness.

“Senior Debt Default” means any “Default” under and as defined in the applicable Senior Documents or any “Event of Default” under and as defined in the applicable Senior Documents.

“Senior Documents” means the Senior Note, the Senior Security Agreement and the other “Note Documents” under and as defined in the Senior Security Agreement, and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Indebtedness, in each case, as amended, amended and restated, supplemented, replaced, extended, renewed, refinanced, waived or otherwise modified from time to time.

“Senior Holders” has the meaning assigned to such term in the recitals.

“Senior Indebtedness” means the “Obligations,” as such term is defined in the Senior Security Agreement and all indebtedness, guarantees, liabilities and obligations of every nature of the Issuer and other obligors thereof from time to time owed to the Senior Parties under the Senior Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest (including, without limitation, Post-Petition Interest), all premiums, guarantee obligations, fees, costs, expenses and indemnities (including the cash collateralization to the reasonable satisfaction of the Senior Agent of any contingent obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made), in each instance, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of a Proceeding and without regard to whether or not an allowed claim, together with (a) any amendments, restatements, amendments and restatements, modifications, renewals, extensions, refinancings or other replacements thereof to the extent not prohibited by the terms of this Agreement and (b) any interest, fees, expenses and charges accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, expenses or charges are an allowed claim. Senior Indebtedness shall be considered to be outstanding whenever any commitment to extend credit under the Senior Documents is outstanding. Without limiting the foregoing, to the extent any payment with respect to any Senior Indebtedness (whether by or on behalf of the Issuer or other obligor thereof, as proceeds of security, enforcement of any right of set-off, offset or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Subordinated Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Parties and the Subordinated Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Senior Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Senior Agent and the Subordinated Agent, be deemed to continue to accrue and be added to the amount to be calculated as the “Senior Indebtedness”.

“Senior Note” has the meaning assigned to such term in the recitals.

“Senior Parties” means the Senior Agent and the Senior Holders.

“Senior Security Agreement” has the meaning assigned to such term in the recitals.

“Subordinated Agent” has the meaning assigned to such term in the preamble.

“Subordinated Debt Collateral” means all of the assets and property of the Issuer or any other Person with respect to which a Lien is granted, or purported to be granted, as security for any Subordinated Indebtedness.

“Subordinated Documents” means the Subordinated ~~Note~~Notes, the Subordinated Security Agreement and the other “Note Documents” under and as defined in the Subordinated Security Agreement, and all other documents and instruments evidencing or pertaining to all or any portion of the Subordinated Indebtedness, in each case, as amended, amended and restated, supplemented, replaced, extended, renewed, refinanced, waived or otherwise modified from time to time.

“Subordinated Holders” has the meaning assigned to such term in the recitals.

“Subordinated Indebtedness” means the “Obligations,” as such term is defined in the Subordinated Security Agreement and all indebtedness, guarantees, liabilities and obligations of every nature of the Issuer and other obligors thereof from time to time owed to the Subordinated Parties under the Subordinated Documents.

“Subordinated ~~Note~~Notes” has the meaning assigned to such term in the recitals.

“Subordinated Parties” means the Subordinated Agent and the Subordinated Holders.

“Subordinated Security Agreement” has the meaning assigned to such term in the recitals.

“Transfer” has the meaning assigned to such term in Section 2.6.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York or any other applicable jurisdiction.

3.             1.2           Use of Certain Terms.

(a)           As used herein, and any certificate or other document made or delivered pursuant hereto or thereto:

(i)            the words “including” and “include” shall mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned;

(ii)           the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings); and

(iii)          the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, equity interests, securities, revenues, accounts, leasehold interests and contract rights.

(b)           The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Article, Schedule, recital, preamble and analogous references are to this Agreement unless otherwise specified.

(c)           References to any Person shall include such Person, its successors and permitted assigns and transferees.

4.             Subordination of Subordinated Indebtedness to Senior Indebtedness.

5.             2.1           Payment Subordination. The Issuer covenants and agrees, and each Subordinated Party by its acceptance of the Subordinated Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Documents, and whether or not any Proceeding shall have been commenced by or against the Issuer or any other Person, that the payment of any and all of the Subordinated Indebtedness shall be subordinate (and junior in right of payment) and subject in right and time of payment, to the extent and in the manner set forth herein, to the prior Discharge of Senior Obligations. Each holder of Senior Indebtedness, whether such Senior Indebtedness is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

6.             2.2           Restriction on Payments and Exercise of Rights. Notwithstanding anything to the contrary contained in any of the Subordinated Documents, (a) each Subordinated Party hereby agrees that it will not take any Enforcement Action or otherwise accept, receive or retain any proceeds from any Enforcement Action, until a Discharge of Senior Obligations, and (b) the Issuer hereby agrees that it will not make, and each Subordinated Party hereby agrees that it will not accept or otherwise receive or retain directly or indirectly from the Issuer or any subsidiary thereof, any Distribution on account of or with respect to the Subordinated Indebtedness (or any proceeds thereof), in each case, other than Permitted Subordinated Debt Payments. Notwithstanding the foregoing, the Subordinated Parties agree that immediately upon receipt by the Subordinated Agent of a Senior Agent Notice, and until such Senior Agent Notice has been terminated by the Senior Agent in writing as provided herein, the Subordinated Parties shall not be permitted to accept or otherwise receive or retain directly or indirectly from the Issuer or any subsidiary thereof any further Permitted Subordinated Debt Payments. If the Senior Agent has delivered to the Subordinated Agent a Senior Agent Notice then upon such Senior Agent obtaining actual knowledge that all then existing Senior Debt Defaults have been cured or waived in accordance with the terms of the applicable Senior Documents it shall deliver to the Subordinated Agent a notice terminating such Senior Agent Notice. Upon delivery of any such termination notice, and subject to Section 2.3 hereof and to the further rights of the Senior Agent to issue one or more Senior Agent Notices as contemplated hereby, this Agreement shall not prohibit the Issuer from resuming Permitted Subordinated Debt Payments. Notwithstanding anything to the contrary herein, nothing in this Agreement shall (1) impair, as between or among the Issuer and the Senior Agent (or any Senior Party represented by it), the covenants, undertakings and obligations under the Senior Documents, or (2) be construed to constitute, or be deemed to be, as between or among the Issuer and the Senior Agent (or any Senior Party represented by it), an amendment or modification, or a waiver by any such Senior Agent or any other Senior Party, of the covenants, undertakings and obligations under the Senior Documents. For the avoidance of doubt, nothing in this Agreement shall limit the right of any Subordinated Party that is also a Senior Holder from receiving any payment under any Senior Note due to such Senior Holder at the times and in the amounts provided in such Senior Note and the Senior Security Agreement (including, without limitation, Section 5.11(c) of the Senior Security Agreement) or from exercising any applicable right of such Senior Holder thereunder.

Notwithstanding anything to the contrary in this Agreement or the Senior Documents, the Senior Indebtedness under the Existing Senior Notes and the Senior Indebtedness under the Incremental Senior Notes shall be secured with the same priority under the Senior Security Agreement and the other Senior Documents, except to the extent that the proceeds received by the Senior Agent thereunder shall be allocated as provided in Section 5.11(c) of the Senior Security Agreement. Pursuant to Section 5.11(c) of the Senior Security Agreement:

The Senior Agent shall allocate proceeds received by the Senior Agent pursuant to the exercise of remedies under the Senior Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Security Documents) to the then outstanding Senior Indebtedness in the following order:

(i)            first, to the Senior Agent to reimburse the costs and expenses (including attorney’s fees and expenses of any counsel to the Senior Agent) incurred by the Senior Agent in the collection of such amounts under the Senior Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral, in such order as the Senior Agent shall elect until such Senior Indebtedness is paid in full;

(ii)           second, to the Senior Holders on a pro rata basis to pay the other Senior Indebtedness under the Existing Senior Notes and the Incremental Senior Notes until an aggregate of $13,000,000 shall have been distributed pursuant to this clause (ii); provided, however, that solely for purposes of determining the pro rata allocation of any distribution made under this clause (ii), (A) 10/13 of the amount of such distribution shall be allocated to the Senior Indebtedness under the Existing Senior Notes and (B) 3/13 of such amount shall be allocated to the Senior Indebtedness under the Incremental Senior Notes;

(iii)          third, to the Existing Senior Holders to pay any remaining Senior Indebtedness under the Existing Senior Notes until an aggregate of $5,000,000 shall have been distributed pursuant to this clause (iii);

(iv)          fourth, to the Incremental Senior Holders to pay remaining Senior Indebtedness under the Incremental Senior Notes until an aggregate of $1,000,000 shall have been distributed pursuant to this clause (iv);

(v)           fifth, if the Incremental Senior Holders have purchased an aggregate initial principal amount of Incremental Senior Notes in excess of $3,000,000, to the Incremental Senior Holders to pay remaining Senior Indebtedness under the Incremental Senior Notes until an aggregate amount equal to the amount of such excess shall have been distributed pursuant to this clause (v);

(vi)          sixth, to the Senior Holders on a pro rata basis (based on the then outstanding amount under each Senior Note) to pay any remaining Senior Indebtedness until all Senior Indebtedness is paid in full; and

(vii)         seventh, to the applicable Grantors, their successors or assigns, or as court of competent jurisdiction may otherwise direct.

7.             2.3     Proceedings.

(a)           Each Subordinated Party and each of the parties hereto intend that this Agreement be enforceable in the event of any Proceeding with respect to the Issuer or any subsidiary of the Issuer or otherwise under the Bankruptcy Code and all other applicable Debtor Relief Laws with respect to the Issuer or any subsidiary of the Issuer.

(b)           In the event of any Proceeding involving the Issuer or any subsidiary of the Issuer, each Subordinated Party agrees that:

(i)            a Discharge of Senior Obligations must first occur before any Distribution (whether in cash, securities or other property) shall be made on account of or with respect to the Subordinated Indebtedness, including, without limitation, Permitted Subordinated Debt Payments;

(ii)           any Distribution (whether in cash, securities or other property) described in the foregoing clause (i) which would otherwise, but for the terms hereof, be payable or deliverable, shall be paid or delivered directly to the Senior Agent until the Discharge of Senior Obligations. Such Subordinated Party irrevocably authorizes, empowers and directs all debtors, debtors-in-possession, receivers, trustees, liquidators, custodians, conservators and other Persons having authority to effect all such payments and deliveries to the Senior Agent. Such Subordinated Party also irrevocably authorizes, empowers and directs the Senior Agent (and their respective sub-agents, designees and/or representatives) to demand, sue for, collect and receive any and all such Distributions; provided, that neither the Senior Agent nor any other Senior Party shall have any obligation to do so;

(iii)          Such Subordinated Party hereby irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file (but not vote) any proofs of claim in respect of the Subordinated Indebtedness upon the failure of such Subordinated Party promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim; provided, no Senior Agent shall have any obligation to execute, verify, deliver and/or file any such proof of claim;

(iv)          it shall not consent to the use of Cash Collateral nor provide any DIP Financing or support any other Person in providing such DIP Financing, unless the Senior Agent (in the Senior Agent’s sole discretion) shall have agreed to such use of Cash Collateral or DIP Financing; and

(v)           it shall execute and deliver to the Senior Agent (and their respective sub-agents, designees and/or representatives) all such further documents and instruments reasonably requested by any Senior Agent (or any such sub-agents, designees or representatives) to confirm the authorizations and other matters described above.

(c)           In the event of any Proceeding involving the Issuer or any subsidiary of the Issuer, each Subordinated Party agrees that:

(i)            it will not take (or support any Person in taking) any action, nor vote any proofs of claim, nor vote any plan of reorganization in any manner contrary to the written direction of the Senior Agent or in any event that would have the effect of impairing or reducing the amount of or the interest rate on or delaying the time of payment of the Senior Indebtedness or be inconsistent with the terms of this Agreement, or take (or support any Person in taking) any action to: (1) without limiting Section 3.1 hereof, contest the validity, perfection, priority or enforceability of any Senior Indebtedness, any Lien or security interest of any Senior Party in any Senior Debt Collateral or any guarantee thereof; (2) contest the relative rights and duties of the Senior Parties with respect to any Senior Debt Collateral established in any instruments or agreements creating or evidencing any of the Senior Indebtedness; or (3) contest, impair, reduce or adversely affect any Subordinated Party’s obligations and agreements set forth in this Agreement;

(ii)           it will not support, endorse, file, propose, or sponsor, whether directly or indirectly, any plan of reorganization for the Issuer or any subsidiary of the Issuer contrary to the written direction of the Senior Agent or that provides for or contemplates the impairment of repayment of the Senior Indebtedness (or any portion thereof) unless the Senior Agent shall have consented thereto in writing (in each such Senior Agent’s sole discretion);

(iii)          it will not oppose or seek to challenge any claim by the Senior Agent or any other Senior Party for allowance in any Proceeding of Senior ~~Obligations~~Indebtedness consisting of Post-Petition Interest to the extent of the value of any Senior Party’s Lien on the Collateral, without regard to the existence of the Liens of the Subordinated Parties on the Collateral; and

(iv)          it shall execute and deliver to the Senior Agent (and their respective sub-agents, designees and/or representatives) all such further documents and instruments reasonably requested by any Senior Agent (or any such sub-agents, designees or representatives) to confirm the authorizations and other matters described above.

The Senior Indebtedness shall continue to be treated as Senior Indebtedness hereunder and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent and the Senior Parties, on the one hand, and the Subordinated Agent and the Subordinated Parties, on the other hand, even if all or part of the Senior Indebtedness or any guarantee thereof or the security interests or Liens securing any Senior Indebtedness are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding (including, without limitation, under Section 548(a) of the Bankruptcy Code or any applicable provision of any other Debtor Relief Law). This Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any Senior Agent or any other holder of Senior Indebtedness or any representative of such holder and the Senior Indebtedness, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(d)           Until the Discharge of Senior Obligations, if the Issuer or any subsidiary of the Issuer shall be subject to any Proceeding and the Senior Agent (or either of them) shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) (“Cash Collateral”) on which the Senior Agent (or either of them) or any other creditor has a Lien or to permit the Issuer or any subsidiary of the Issuer to obtain financing, whether from the Senior Agent (or either of them) or any other Person under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law (“DIP Financing”), each Subordinated Party agrees that it will raise no objection (or support any other Person objecting) to such Cash Collateral use or DIP Financing and will not request adequate protection or any other relief in connection therewith. Each Subordinated Party further agrees that, in connection with any such Proceeding, it shall not seek to provide DIP Financing other than on terms and conditions approved by the Senior Agent (in Senior Agent’s sole discretion).

(e)           Each Subordinated Party agrees that it shall not contest (or support any other Person contesting):

(i)            any request by any Senior Agent or any other Senior Party for adequate protection with respect to the Issuer or any subsidiary of the Issuer; or

(ii)           any objection by any Senior Agent or any other Senior Party to any motion, relief, action or proceeding based on any Senior Party claiming a lack of adequate protection with respect to the Issuer or any subsidiary of the Issuer.

(f)          Each Subordinated Party agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Senior Parties have consented to such sale, liquidation or other disposition. Each Subordinated Party further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite Senior Parties have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event such Subordinated Party will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code.

(g)           If any Senior Party is required in any Proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any subsidiary of the Issuer any amount paid in respect of Senior ~~Obligations~~Indebtedness (a “Recovery”), then such Senior Party shall be entitled to a reinstatement of its Senior ~~Obligations~~Indebtedness with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Senior Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 2.3(g) shall survive termination of this Agreement.

2.4           Restriction on Actions by Subordinated Parties. (a) Until the Discharge of Senior Obligations, no Subordinated Party shall take any Enforcement Action with respect to the Subordinated Indebtedness (other than to sue for payment of the Permitted Subordinated Debt Payments so long as the Issuer was permitted to make such payments to the Subordinated Party pursuant to this Agreement and the Senior Documents) or the Collateral.

(b)          No Subordinated Party will contest, protest or object to any exercise of remedies (including, without limitation, remedies similar to those described in the definition of Enforcement Action) or other foreclosure proceeding or action brought by the Senior Agent or any Senior Party or any other exercise by the Senior Agent or any Senior Party of any rights and remedies relating to the Collateral under the Senior Documents or otherwise and will not object to the forbearance by the Senior Agent or any Senior Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.

(c)           Notwithstanding the foregoing, any Subordinated Party may (I) file proofs of claim against the Issuer in any Proceeding involving the Issuer, (II) file a claim or statement of interest with respect to the Subordinated Indebtedness; provided that a Proceeding has been commenced by or against the Issuer, (III) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any Subordinated Party, in each case in accordance with the terms of this Agreement, (IV) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Debt and (V) bid for or purchase any assets at any public, private or judicial foreclosure or in connection with a Proceeding so long as the cash portion of any such bid is sufficient to cause a Discharge of Senior Obligations.

(d)           Any Distribution (whether in cash, securities or other property) or proceeds thereof and all proceeds of any Enforcement Action, or otherwise in respect of any Subordinated Indebtedness, and any Distribution pursuant to Section 2.2(b), in each case, obtained, received or accepted by any Subordinated Party shall, except to the extent expressly permitted under Section 2.2, in any event not be commingled with any of the assets or property of such Subordinated Party, shall be held in trust by it for the benefit of the Senior Agent and the Senior Parties and shall promptly, until the Discharge of Senior Obligations, be paid or delivered or transferred to the Senior Agent in the form received. In the event of the failure of any Subordinated Party to endorse or assign any Distribution (whether in cash, securities or other property) or other proceeds, as applicable, the Senior Agent is hereby irrevocably authorized to endorse or assign the same.

2.5           Amendments and Waivers. Until the Discharge of Senior Obligations, and notwithstanding anything to the contrary contained in any of the Subordinated Documents, (a) no Subordinated Party shall, without the prior written consent of the Senior Agent (in such Senior Agent’s sole discretion) agree to any amendment, amendment and restatement, waiver, extension, renewal, replacement, refinancing, supplement or other modification to any Subordinated Documents, and (b) notwithstanding the foregoing, in the event that the Senior Parties waive, or the Issuer and the Senior Parties amend, any covenant, condition or other provision of any Senior Document, and there is a corresponding covenant, condition or other provision in the Subordinated Documents, the Subordinated Parties shall waive, or the Issuer and the Subordinated Parties shall amend, the Subordinated Documents in an identical fashion as in the Senior Documents.

8.             2.6           Sale, Transfer or Other Disposition of Subordinated Indebtedness. (a) No Subordinated Party shall, without the consent of the Senior Agent (which shall not be unreasonably withheld) sell, assign, pledge, dispose of or otherwise transfer (collectively, “Transfer”) all or any portion of the Subordinated Indebtedness or any Subordinated Document and any such Transfer implemented without the Senior Agent’s consent shall be void ab initio. To the extent that the Senior Agent provides its consent, such Transfer shall nonetheless not become effective unless, prior to or concurrent with the consummation of any such Transfer, the transferor and transferee thereof shall execute and deliver to the Senior Agent a joinder to this Agreement, or an agreement substantially identical to this Agreement, in either case providing for the continued (in form and substance reasonably satisfactory to the Senior Agent) subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the Senior Parties arising under this Agreement.

9.             (b)           Notwithstanding the foregoing and notwithstanding the failure to execute or deliver any such agreement as described in clause (a) above, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Indebtedness (including any such in violation of the foregoing prohibition), and the terms of this Agreement shall be binding upon the successors, assigns and other transferees of any Subordinated Party, as provided in Section 12.

10.           2.7           Legends. Until the termination of this Agreement in accordance with Section 17, each Subordinated Party will cause to be clearly, conspicuously and prominently inserted in ~~the~~each Subordinated Note and each other Subordinated Document, as well as any renewals or replacements thereof, and each Subordinated Party agrees that ~~the~~each Subordinated Note and each other Subordinated Document is a party shall at all times contain in a conspicuous manner, the following legend:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN AND IN THE INTERCREDITOR AGREEMENT, DATED AS OF ~~[_____]~~FEBRUARY 22, 2021 (AS AMENDED AND IN EFFECT FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG PARETEUM CORPORATION, A DELAWARE CORPORATION, ~~[_____]~~HOVING & PARTNERS S.A. (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS), IN ITS CAPACITY AS “SUBORDINATED AGENT” UNDER AND AS DEFINED THEREIN (AS SUCCESSOR TO B.M.F. DE KROES-BRINKERS IN SUCH CAPACITY), HIGH TRAIL INVESTMENTS SA LLC (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS), IN ITS CAPACITY AS “SENIOR AGENT” UNDER AND AS DEFINED THEREIN. THE HOLDER(S) OF THIS INSTRUMENT, BY ITS (THEIR) ACCEPTANCE HEREOF, IRREVOCABLY AND UNCONDITIONALLY AGREE(S) TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.”

11.           Liens.

12.           3.1           Lien Priority. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Subordinated Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens and security interests on the Collateral or any other circumstance whatsoever, whether or not any Proceeding has been commenced by or against the Issuer or any other Person, each Subordinated Party hereby agrees that:

(a)           the Liens on the Collateral now or hereafter held by any Senior Agent, any other Senior Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and are hereby senior in all respects and prior to any Lien on the Collateral securing any Subordinated Indebtedness and/or any Subordinated Indebtedness; and

(b)           any Lien on the Collateral securing any Subordinated Indebtedness and/or any Subordinated Indebtedness now or hereafter held by any Subordinated Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and are hereby junior and subordinate in all respects to all Liens on the Collateral securing any Senior Indebtedness. All Liens on the Collateral securing any Senior Indebtedness shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Subordinated Indebtedness and/or any Subordinated Indebtedness for all purposes, whether or not such Liens on the Collateral securing any Senior Indebtedness are subordinated to any Lien securing any other obligation of the Issuer or any other Person.

3.2           Prohibition on Contesting Liens. Each Subordinated Party agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Proceeding), the priority, validity, perfection or enforceability of a Lien held, or purported to be held, by any Senior Agent or any other Senior Party in the Senior Debt Collateral, or the provisions of this Agreement. Until the Discharge of Senior Obligations, no Subordinated Party will assert any marshaling, appraisal or valuation right, or any other right or remedy that may otherwise be available to a junior secured creditor or to an unsecured creditor.

3.3.          No New Liens. So long as the Discharge of Senior Obligations has not occurred, whether or not any Proceeding has been commenced by or against the Issuer or any subsidiary of the Issuer, neither the Issuer nor any subsidiary of the Issuer shall grant or permit any Liens on any asset or property to secured any Subordinated Indebtedness unless it has granted or concurrently grants a Lien on such asset or property to secure the Senior Indebtedness.

3.4           Releases. If in connection with any exercise of the Senior Agent’s remedies prior to the Discharge of Senior Obligations, the Senior Agent, for itself or on behalf of any other Senior Party, releases any of its Liens on any part of the Collateral or releases the Issuer or any other Person from its obligations under its guaranty of the Senior Indebtedness, then the Liens, if any, of the Subordinated Parties on such Collateral, and the obligations of such Person under its guaranty of the Subordinated Indebtedness, shall be automatically, unconditionally and simultaneously released. If in connection with any exercise of rights and remedies by the Senior Agent, in each case prior to the Discharge of Senior Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Senior Agent releases its Lien on the property or assets of such Person then the Liens of the Subordinated Parties with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of the Senior Agent. Each Subordinated Party promptly shall execute and deliver to the Senior Agent such termination statements, releases and other documents as the Senior Agent may request to effectively confirm the foregoing releases.

3.5.         Possession of Collateral. The Senior Agent shall have the exclusive right to possess Collateral and each Subordinated Party shall promptly remit to the Senior Agent any Collateral that comes into its possession. The Senior Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Senior Parties and as gratuitous bailee for the Subordinated Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Senior Documents and the Subordinated Documents. The Senior Agent shall have no obligation whatsoever to the Subordinated Parties to ensure that the Pledged Collateral is genuine or owned by any Person, to perfect the security interest of the Subordinated Parties or to preserve rights or benefits of any Person. Neither the Senior Agent nor any other Senior Party shall have a fiduciary relationship in respect of the Subordinated Parties and each Subordinated Party hereby waives and releases the Senior Agent and the other Senior Parties from all claims and liabilities arising pursuant to the Senior Agent’s role under this Section 3.5 as gratuitous bailee with respect to the Pledged Collateral.

3.6           Reorganization Securities. If, in any Proceeding, debt or equity securities of the Issuer or any other Person are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan on account of the Senior Indebtedness and/or the Subordinated Indebtedness, then any such debt or equity securities distributed to the Senior Parties shall constitute Senior Indebtedness hereunder and any such debt or equity securities distributed to the Subordinated Parties shall constitute Subordinated Indebtedness hereunder, and the provisions of this Agreement will survive the distribution of such debt or equity securities pursuant to such plan and will apply with like effect to such debt or equity securities.

13.           Representations and Warranties. The Subordinated Agent hereby represents and warrants to the Senior Agent that as of the date hereof: (a) the Subordinated Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the Subordinated Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Subordinated Agent will not violate or conflict with the organizational documents of the Subordinated Agent, any material agreement binding upon the Subordinated Agent or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of the Subordinated Agent, enforceable against the Subordinated Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) the Subordinated Agent has authority, pursuant to the terms of ~~the~~each Subordinated Note, to execute and deliver this Agreement; and (f) the Subordinated Agent has the authority to bind each other Subordinated Party to the terms of this Agreement.

14.           Continued Effectiveness of this Agreement; Modifications to Senior Indebtedness.

(a)           The provisions of this Agreement shall be deemed a continuing offer to the Senior Agent and the other Senior Parties to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by the Senior Agent and the other Senior Parties, and no right of the Senior Agent or any other Senior Party to enforce the subordination as provided in this Agreement shall be prejudiced or impaired by any act or failure to act on the part of the Issuer or any other Person or by any act or failure to act by any such holder, or by any non-compliance the Issuer or any other Person with the terms, provisions and covenants of this Agreement, the Senior Note or any other Senior Document. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Subordinated Parties and the Senior Parties arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment, waiver or modification of or supplement to any Senior Note or any other Senior Document or any Subordinated Document (including, without limitation, any increase in the aggregate principal amount of any Senior Indebtedness, any increase in the interest rate of the Senior Indebtedness and any extension in the payment date thereof); (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (i) above.

(b)           The Senior Agent and the other Senior Parties may at any time and from time to time, without the consent of or notice to any Subordinated Party without incurring liability to any Subordinated Party and without impairing or releasing the obligations of the Subordinated Parties under this Agreement, do any one or more of the following: (i) change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of, forbear or waive defaults under, the applicable Senior Indebtedness or any Lien on any Senior Debt Collateral or guaranty thereof or any liability of the Issuer or any other Person, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, restate, amend and restate, supplement, waive or otherwise modify in any manner any applicable Senior Document or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the applicable Senior Indebtedness (including to increase the amount thereof or the rate of interest or fees accruing thereon; (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged or mortgaged to secure or otherwise securing Senior Indebtedness or any liability of the Issuer or any other Person to the Senior Agent and the other Senior Parties, or any liability incurred directly or indirectly in respect thereof; (iii) settle or compromise any Senior Indebtedness or any other liability of the Issuer or any other Person or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Indebtedness) in any manner or order, or release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or delay in or refrain from exercising any right or remedy against the Issuer or any other Person, including any guarantor or surety, elect any remedy and otherwise deal freely with the Issuer or any other Person or any Senior Debt Collateral and any security and any guarantor or any liability of the Issuer or any other Person to the Senior Agent or any other Senior Party or any liability incurred directly or indirectly in respect thereof.

15.           Cumulative Rights, No Waivers. Each and every right, remedy and power granted to the Senior Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Note or the other Senior Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the applicable Senior Agent and the other applicable Senior Parties, from time to time, concurrently or independently and as often and in such order as the applicable Senior Agent may deem expedient. Any failure or delay on the part of the Senior Agent or any other Senior Party in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect such Senior Agent’s or other Senior Party’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Senior Agent’s or any other Senior Party’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

16.           Subordinated Party’s Waivers. Each Subordinated Party expressly waives all notice of the acceptance by the Senior Agent and the other Senior Parties of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement, whether in connection with foreclosure on or sale of assets or otherwise, whatsoever. Each Subordinated Party acknowledges that none of the Senior Agent nor any other Senior Party has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Indebtedness or the Senior Note or the other Senior Documents or the collectability of the Senior Indebtedness, or otherwise, that the Senior Agent and the other Senior Parties shall be entitled to manage and supervise their respective financial arrangements with the Issuer or any other Person in accordance with their respective usual practices, modified from time to time as they deem appropriate under the circumstances, without affecting the validity or enforceability of this Agreement and without regard to the existence of any rights that any Subordinated Party may now or hereafter have in or to any of the assets of the Issuer or any other Person, and that none of the Senior Agent nor any other Senior Party shall have any liability to any Subordinated Party for, and each Subordinated Party waives any claim which it may now or hereafter have against, any Senior Agent or any other Senior Party arising out of (a) any and all actions which any Senior Agent or any other Senior Party takes, permits or omits to take (including, without limitation, actions or any failure to act with respect to the Senior Documents, the creation, perfection or continuation of any lien or security interest in any existing or future Senior Debt Collateral, actions or any failure to act with respect to the occurrence of a “Default” or an “Event of Default” under and as defined in the applicable Senior Documents, actions or any failure to act with respect to the foreclosure upon, sale, liquidation, disposition, release, or depreciation of, or failure to realize upon, any of the Senior Debt Collateral and actions or any failure to act with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor, guarantor, obligor or any other party) or with respect to the collection of the Senior Indebtedness or the valuation, use, protection, foreclosure, liquidation, release, sale and/or other disposition of the Senior Debt Collateral, (b) any Senior Agent’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Senior Debt Collateral in any Proceeding or (c) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Issuer or any other Person, as debtor in possession in any Proceeding.

Each Subordinated Party hereby acknowledges and agrees that none of the Senior Agent nor any other Senior Party has any duty to them in respect of the maintenance or preservation of the Senior Debt Collateral, the Senior Indebtedness or otherwise. Without limiting the generality of the foregoing, each Subordinated Party waives the right to assert the doctrine of marshalling with respect to any of the Senior Debt Collateral, and consents and agrees that the Senior Agent may proceed against any or all of the Senior Debt Collateral in such order as the Senior Agent shall determine in their sole discretion.

17.           Modification. Any amendment, modification or waiver of any provision of this Agreement, or any consent to any departure by any party hereto from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent and the Subordinated Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

18.           Additional Documents and Actions. Each Subordinated Party at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of the Senior Agent and at the sole cost and expense of the Issuer, shall promptly execute and deliver such further documents, instruments and agreements and do such further acts and things as such Senior Agent may request in order to effect fully the purposes of this Agreement.

19.           Notices. Unless otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, facsimiled or delivered to the following addresses:

If to the Subordinated Agent:

~~[_____]~~Channel Ventures Group, LLC

~~[_____]~~

~~[_____]~~

c/o Becker, Glynn, Muffly, Chassin & Hosinski LLP

299 Park Avenue, 16th Floor

New York, NY 10171

Attention: ~~[_____]~~ Eric D. Kuhn, Esq.

Email Address: EKuhn@beckerglynn.com

Telephone: (212) 888-3033

Facsimile: (212) 888-0255

With a copy to:

Lexence N.V. advocaten & notarissen

Postbus/P.O. box 75999

1070 AZ Amsterdam, Nederland/The Netherlands

Attention: Joost Kolkman

Email Address: ~~[_____]~~ j.kolkman@lexence.com

Telephone: ~~[_____]~~+31 20 5736 766

Facsimile: +31 20 5736 887

If to the Issuer:	Pareteum Corporation 1185 Avenue of the Americas, 37th Floor New York, NY 10036 Attention: Laura Thomas, Interim Chief Financial Officer Email: laura.thomas@pareteum.com
If to the Senior Agent:	High Trail Investments SA LLC c/ High Trail Capital 221 River Street, 9th Floor Hoboken, NJ 07030
Attention: Eric Helenek Telephone: (917) 414-1733 Facsimile: (917) 905-9799 Email: eric@hightrailcap.com or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 10 shall be effective, (i) if mailed, when received or three days after deposited in the mails, postage prepaid, whichever occurs first, (ii) if transmitted by facsimile, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or otherwise on the next Business Day, (iii) if delivered in person, upon delivery, or (iv) if delivered by overnight courier one Business Day after delivery to the courier, in each case, properly addressed.

20.           Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

21.           Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Senior Agent and each other Senior Party and shall be binding upon the successors and assigns of the Subordinated Agent, each other Subordinated Party and the Issuer. To the extent permitted under the applicable Senior Documents, the Senior Agent and the other Senior Parties may, from time to time, without notice to any Subordinated Party, assign or transfer any or all of the Senior Indebtedness or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Indebtedness shall, subject to the terms hereof, be and remain Senior Indebtedness for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Indebtedness, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

22.           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (in “pdf” or “tif” format) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

23.           Defines Rights of Creditors.

The provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Agent and the Senior Parties, on the one hand, and the Subordinated Agent and the Subordinated Parties, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other party, including, without limitation, the Issuer. Nothing in this Agreement shall (i) impair, as among the Issuer and any Senior Agent (or Senior Party represented by it) and as between the Issuer and any Subordinated Agent (or Subordinated Party represented by it), the obligation of the Issuer or any other Person with respect to the payment of the Senior Indebtedness or with respect to the payment of the Subordinated Indebtedness in accordance with their respective terms and on the respective due dates therefor or (ii) affect the relative rights of (A) the Senior Agent with respect to any other creditors of the Issuer or other Person or (B) the Subordinated Agent with respect to any other creditors of the Issuer or other Person.

24.           Conflict. In the event of any conflict between any term, covenant, condition or other provision of this Agreement and any term, covenant, condition or other provision of any of the Subordinated Documents, the provisions of this Agreement shall control and govern.

25.           Headings. Section and subsection headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or affect the interpretation of any of the provisions hereof.

26.           Termination. This Agreement shall remain in full force and effect until the Discharge of Senior Obligations (but, for the avoidance of doubt, subject to the reinstatement provisions hereof).

27.           Effectiveness in Bankruptcy. The Issuer, the Subordinated Agent and the Senior Agent acknowledges and agrees that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of any Proceeding with respect to the Issuer or any other Person. All references in this Agreement to the Issuer or any subsidiary thereof will include such Person as a debtor-in-possession and any receiver or trustee for such Person in any such Proceeding.

28.           APPLICABLE LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

29.           CONSENT TO JURISDICTION; VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN NEW YORK CITY, BOROUGH OF MANHATTAN (AND APPELLATE COURTS THEREOF), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SUBORDINATED AGENT, THE SENIOR AGENT, AND THE ISSUER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY SENIOR AGENT OR ANY OTHER SENIOR PARTY TO SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW. THE SENIOR AGENT, THE SUBORDINATED AGENT AND THE ISSUER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 20 AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE SUBORDINATED AGENT OR THE ISSUER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

30.           WAIVER OF RIGHT TO JURY TRIAL. THE SUBORDINATED AGENT, THE ISSUER AND THE SENIOR AGENT HEREBY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. THE SUBORDINATED AGENT AND THE ISSUER HEREBY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE SENIOR AGENT OR ANY OTHER SENIOR PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SENIOR AGENT OR ANY OTHER SENIOR PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE SUBORDINATED AGENT AND THE ISSUER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SENIOR AGENT ENTERING INTO THIS AGREEMENT.

31.           Specific Performance. The Senior Agent and each other Senior Party may demand specific performance of this Agreement against the Subordinated Parties and the Issuer. Each Subordinated Party and the Issuer hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Agent or any other Senior Party.

32.           Obligations Hereunder Not Affected. All rights and interests of the Senior Agent and the other Senior Parties hereunder, and all agreements and obligations of the Subordinated Parties and the Issuer hereunder, shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Document;

(b)           any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from any of the documents evidencing or relating to the Senior Indebtedness;

(c)           any exchange, release or non-perfection of any Senior Debt Collateral, or any release or amendment or waiver of or consent to departure from any guaranty or Senior Document, for all or any of the Senior Indebtedness;

(d)           any failure of any Senior Agent or any other Senior Party to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Document;

(e)           any reduction, limitation, impairment or termination of the Senior Indebtedness for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Issuer and the Subordinated Parties hereby waive any right to or claim of) any defense or set-off, offset, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and

(f)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer or any other Person in respect of the Senior Indebtedness or any portion thereof or any Subordinated Party in respect of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PARETEUM CORPORATION, a Delaware corporation,
as Issuer

By:
Name:
Title:

HIGH TRAIL INVESTMENTS SA LLC,
as Senior Agent

By:
Name:
Title:

~~[______],~~
CHANNEL VENTURES GROUP, LLC,
a Delaware limited liability company
as Subordinated Agent (as successor to each of Hoving & Partners S.A. and B.M.F De Kroes-Brinkers in such capacity)

by its sole Member, Channel Beheer Management B.V.,
a Dutch private limited liability company

by its Statutory Director, Maring Management B.V., a Dutch private limited liability company

By:	~~__________~~
Name:	Markwin Maring
Title:	Statutory Director